FOR IMMEDIATE RELEASE

CONTACTS:  Alanco Investor Relations                    BPC Financial Marketing
           (480) 607-1010                               John Baldissera
           www.alanco.com                               800-368-1217


                    Alanco/TSI PRISM Awarded $3 Million Plus
                           Metropolitan Jail Contract
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   World's Largest Installation of RFID Tracking Technology to Monitor People


(Scottsdale, AZ - June 6, 2008) - Alanco Technologies, Inc., (NASDAQ: ALAN), announced today that its Alanco/TSI PRISM subsidiary was awarded a contract in excess of $3 million from a U.S. metropolitan jail to provide a 2.4 GHz Wi-Fi compatible TSI PRISM(TM) RFID inmate tracking system. The system will be utilized to track and monitor over 2,000 inmates at the jail complex and to provide a state-of-the-art investigative tool and safety system for the jail staff numbering in excess of 450 persons. System installation is expected to be completed before year end and will represent the largest application of RFID technology to track and monitor people anywhere in the world. The new tracking system combines Alanco's TSI PRISM RFID system with Wi-Fi compatible RTLS technology from AeroScout, Inc.

Greg M. Oester, Alanco/TSI PRISM President, commented, "The adoption of our RFID inmate tracking technology is accelerating in the corrections market, and particularly, in the metropolitan jail segment where we are actively pursuing major projects involving additional coverage in total of over 25,000 inmates. This new award also marks our attainment of a new record high project backlog in excess of $5.4 million."

Alanco Technologies, Inc. (NASDAQ: ALAN), headquartered in Scottsdale, Arizona, is a rapidly growing provider of wireless tracking and asset management solutions through its StarTrak Systems and Alanco/TSI PRISM subsidiaries. Corporate website: www.alanco.com

StarTrak Systems is a leading provider of GPS tracking and wireless asset management services to the transportation industry and the dominant provider of tracking, monitoring and two-way control services to the refrigerated or "Reefer" segment of the transportation marketplace. StarTrak products increase efficiency and reduce costs of the refrigerated supply chain through the wireless monitoring and control of critical Reefer data, including GPS location, cargo temperatures and Reefer fuel levels. StarTrak offers complete integrated solutions for refrigerated trailers, trucks, railcars, and containers. Additional information is available at www.StarTrak.com.

Alanco/TSI PRISM is the leading provider of RFID real-time tracking technologies for the corrections industry. TSI PRISM systems track and record the location and movement of inmates and officers, resulting in enhanced facility safety and security and significant staff productivity improvements. Utilizing proprietary RFID (Radio Frequency Identification) tracking technology, TSI PRISM provides real-time inmate and officer identification, location and tracking both indoors and out, and is currently utilized in prisons in Michigan, California, Illinois, Ohio, Missouri, Virginia, Indiana, and Minnesota. Additional information is available at www.TSIPRISM.com.

The Company also participates in the data storage industry through its wholly owned subsidiary, Excel Meridian Data, Inc. (EMD), which specializes in providing unique data storage, backup and disaster recovery solutions. EMD Storage product lines include: direct attached storage (DAS), network attached storage (NAS) and storage area network (SAN) solutions for any size business. In addition, EMD features partnerships with: EqualLogic, VMware, Microsoft, DoubleTake and other industry leading hardware and software solution providers. For more information visit: www.emdstorage.com

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES WHICH MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND TO REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

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